                                                                Exhibit 99.1

Consent Solicitation Statement

                                 $900,250,000

                             American Brands, Inc.

              Solicitation of Consents Relating to Certain of its
                    Debentures, Notes and Medium-Term Notes

  American Brands, Inc., a Delaware corporation (the "Company"), hereby solicits consents (the "Consents"), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement and in the applicable Letter of Consent (each a "Consent Letter" and together with this Consent Solicitation Statement, the "Consent Solicitation"), to certain proposed amendments (the "Proposed Amendments") to an Indenture dated as of July 15, 1988 as supplemented by a First Supplemental Indenture dated as of November 14, 1990 and a Second Supplemental Indenture dated as of September 1, 1991 (the "Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"), pursuant to which certain outstanding debt securities of the Company as described herein (each a "series of Securities" and collectively, the "Securities") were issued.

  As described more fully herein, the Company intends, subject to certain conditions, to spin off the international tobacco business presently conducted by the Company's indirect wholly-owned subsidiary, Gallaher Limited, and its subsidiaries. The spin-off will be effected by means of (i) the transfer to Gallaher Group Limited, an English private limited company formed as a wholly-owned subsidiary of the Company (to be reincorporated as a public limited company under the name Gallaher Group Plc prior to the Distribution (as defined herein)) ("New Gallaher"), of all the stock of ATIC Group, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("ATIC"), which is the immediate parent of Gallaher Limited, and certain other transactions intended to allocate to New Gallaher assets and liabilities relating to the business of New Gallaher (such transfers being referred to collectively as the "Transfers") and (ii) the distribution on a pro rata basis of American Depositary Shares and ordinary shares of New Gallaher, together representing all the outstanding share capital of New Gallaher, to the holders of the outstanding shares of the Company's Common Stock (the "Distribution"), upon the terms and subject to the conditions set forth in the Distribution Agreement (as defined herein). The Company is of the view that the Transfers and the Distribution will not require any action to be taken by the Company or New Gallaher under the Indenture. In order to avoid any doubt, however, the Company is proposing certain modifications to the Indenture to expressly provide that the Transfers and the Distribution and all other transactions described in the Distribution Agreement are permitted by the Indenture and that no other action is required by the Company or New Gallaher as a result of such transactions to comply with the terms and conditions of the Indenture and the Outstanding Securities (as defined therein). See "The Proposed Transactions" and "The Proposed Amendments".

  In the event that Consents from holders of record as of the Record Date (as defined herein) representing not less than a majority of the aggregate principal amount of each series of Securities (the "Requisite Consents") are received (and not revoked) on or prior to the Expiration Time (as defined herein), the Company will pay to each holder, upon the terms and subject to the conditions set forth in the Consent Solicitation, a consent fee, for each $1,000 principal amount of Securities in respect of which a Consent has been delivered and not revoked on or prior to the Expiration Time, equal to that specified for each series of Securities in the table set forth herein (the "Consent Fee"). See "The Consent Solicitation-General".

  The Consent Solicitation is being made to all persons in whose name the Securities were registered at the close of business on May 8, 1997 (the
"Record Date") and their duly designated proxies, including, for the purposes of the Consent Solicitation, DTC Participants (as defined herein) who held Securities through The Depository Trust Company ("DTC") as of the Record Date (such DTC Participants, together with such registered holders, are referred to herein as "Holders").
                                                         (cover page continues)

 EACH CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 22, 1997, UNLESS EXTENDED (THE "EXPIRATION TIME"). IF THE PROPOSED AMENDMENTS ARE ADOPTED, EACH HOLDER OF SECURITIES WILL BE BOUND BY THE PROPOSED AMENDMENTS, WHETHER OR NOT SUCH HOLDER HAS DELIVERED A CONSENT.


                                ---------------
  Please handle this matter through your bank or broker. For further information relating to the Consent Solicitation, please call the Solicitation Agent or the Information Agent at the telephone numbers set forth on the back cover of this Consent Solicitation Statement. To obtain copies of this Consent Solicitation Statement, please contact the Information Agent.

            The Solicitation Agent for the Consent Solicitation is

                             MORGAN STANLEY & CO.
                                   Incorporated
May 9, 1997

(continuation of cover page)


  CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON MAY 22, 1997 ON THE TERMS AND CONDITIONS SET FORTH HEREIN, BUT MAY NOT BE REVOKED THEREAFTER. SEE "THE CONSENT SOLICITATION--REVOCATION OF CONSENTS".

  The title of each of the 23 issuances of Securities subject to the Consent Solicitation, the amount of the Consent Fee payable for each $1,000 in principal amount of Securities with respect to each series of Securities, along with certain other information relating to each series, are set forth in the following table:

                            AGGREGATE                              CONSENT FEE
                            PRINCIPAL                              PER $1,000
                              AMOUNT                                PRINCIPAL
 VOTING CLASS  CUSIP NO.   OUTSTANDING       TITLE OF SERIES         AMOUNT
 ------------ ------------ ------------ ------------------------   -----------
 I   (White)  024703 AQ3   $150,000,000 7 1/2% Notes Due 1999         $1.50
 II  (Green)  024703 AL4    100,000,000 9% Notes Due 1999             $1.50
 III (Blue)   024703 AN0    200,000,000 8 1/2% Notes Due 2003         $2.50
                                        8 5/8% Debentures Due
 IV  (Pink)   024703 AP5    150,000,000 2021                          $3.50
                                        7 7/8% Debentures Due
 V   (Grey)   024703 AS9    150,000,000 2023                          $3.50
                                        8.190% Medium-Term Notes
 VI  (Yellow) Certificated    5,000,000 Due September 19, 1997        $1.00
                                        8.190% Medium-Term Notes
 VI  (Yellow) 02470L AY6     23,750,000 Due September 19, 1997        $1.00
                                        8.170% Medium-Term Notes
 VI  (Yellow) 02470L AZ3     15,500,000 Due September 19, 1997        $1.00
                                        8.130% Medium-Term Notes
 VI  (Yellow) 02470L BA7      1,000,000 Due September 24, 1997        $1.00
                                        8.130% Medium-Term Notes
 VI  (Yellow) 02470L BB5      4,000,000 Due September 25, 1997        $1.00
                                        8.830% Medium-Term Notes
 VI  (Yellow) Certificated   10,000,000 Due February 13, 1998         $1.50
                                        8.875% Medium-Term Notes
 VI  (Yellow) 02470L AG5     10,000,000 Due March 16, 1998            $1.50
                                        8.870% Medium-Term Notes
 VI  (Yellow) 02470L AH3     10,000,000 Due March 16, 1998            $1.50
                                        8.820% Medium-Term Notes
 VI  (Yellow) 02470L AJ9     10,000,000 Due March 23, 1998            $1.50
                                        8.800% Medium-Term Notes
 VI  (Yellow) Certificated    5,000,000 Due April 13, 1998            $1.50
                                        8.720% Medium-Term Notes
 VI  (Yellow) 02470L AM2     20,000,000 Due May 15, 1998              $1.50
                                        8.870% Medium-Term Notes
 VI  (Yellow) 02470L AP5     19,000,000 Due August 10, 1998           $1.50
                                        8.750% Medium-Term Notes
 VI  (Yellow) 02470L AQ3      5,000,000 Due August 10, 1998           $1.50
                                        8.650% Medium-Term Notes
 VI  (Yellow) 02470L AT7      1,000,000 Due August 13, 1998           $1.50
                                        8.875% Medium-Term Notes
 VI  (Yellow) 02470L AK6      6,000,000 Due April 23, 2001            $2.00
                                        8.850% Medium-Term Notes
 VI  (Yellow) 02470L AW0      1,000,000 Due August 15, 2001           $2.00
                                        8.850% Medium-Term Notes
 VI  (Yellow) 02470L AU4      2,000,000 Due August 15, 2001           $2.00
                                        8.760% Medium-Term Notes
 VI  (Yellow) 02470L AX8      2,000,000 Due August 21, 2001           $2.00

  Only a Holder as of the Record Date of the Securities in respect of which there has been delivered a valid and unrevoked Consent on or prior to the Expiration Time will be entitled to receive the Consent Fee. A Holder of Securities in respect of which no Consent has been delivered will not be entitled to receive the Consent Fee. The Consent Fee will be paid promptly after the effective date (the "Effective Date") of the Distribution described under "The Proposed Transactions", which Distribution is expected to occur on or about May 30, 1997.

  For purposes of the Consent Solicitation, Consents of the Holders of a majority of the outstanding principal amount of each series of Securities are necessary to approve the Proposed Amendments with respect to such series. Holders of Medium-Term Notes (e.g., Voting Class VI) vote together as one series. The Company and the Trustee will execute the Supplemental Indenture (as defined herein) contemporaneously with the Expiration Time in the event that the Requisite Consents have been obtained. However, the Supplemental Indenture will provide that the operative provisions thereof will not become effective until the Effective Date, which is expected to occur on or about May 30, 1997. In the event that the Company does not consummate the Distribution on or before June 30, 1997, the operative provisions of the Supplemental Indenture will not become effective, no Consent Fee will be paid and the Indenture will remain in force and effect as if such Consents had never been furnished. See "The Consent Solicitation--Conditions of Consent Solicitation".

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate any of the Consent Solicitations upon the failure of any of the conditions specified in "Conditions of Consent Solicitation", (ii) waive any of the conditions to any of the Consent Solicitations, (iii) extend the Expiration Time of any of the Consent Solicitations, (iv) amend the terms of any of the Consent Solicitations, including by setting a record date later than the Record Date or (v) modify the form or amount of the consideration to be paid pursuant to any of the Consent Solicitations.

(continuation of cover page)

  None of the Company, the Solicitation Agent, the Information Agent or the Tabulation Agent (as defined herein) makes any recommendation as to whether Consents to the Proposed Amendments should be given.

  HOLDERS OF SECURITIES AS OF THE RECORD DATE WHO WISH TO CONSENT AND RECEIVE THE CONSENT FEE SHOULD MAIL, HAND DELIVER OR SEND BY OVERNIGHT COURIER OR FACSIMILE THEIR PROPERLY COMPLETED AND EXECUTED CONSENTS TO THE TABULATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS CONSENT SOLICITATION STATEMENT AND ON THE APPLICABLE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENTS SHOULD NOT BE DELIVERED TO THE COMPANY, THE TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY IT, THE TRUSTEE, THE SOLICITATION AGENT OR THE INFORMATION AGENT.

  HOLDERS OF SECURITIES SHOULD NOT TENDER OR DELIVER SECURITIES AT ANY TIME.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS CONSENT SOLICITATION IS NOT BEING MADE TO, AND NO CONSENTS ARE BEING SOLICITED FROM, HOLDERS OF SECURITIES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR GRANT SUCH CONSENT. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   4
Incorporation of Certain Documents by Reference............................   4
Summary....................................................................   5
The Company................................................................   9
The Proposed Transactions..................................................   9
Ratings....................................................................   9
The Proposed Amendments....................................................  10
The Consent Solicitation...................................................  10
Annex A: Fortune Brands, Inc. Pro Forma Financial Information.............. A-1
Annex B: Form of Third Supplemental Indenture.............................. B-1

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations promulgated thereunder and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and in the Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such information may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding the Company, which files electronically with the Commission (http://www.sec.gov). Reports and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated herein by reference:

  (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

  (2) Annual Report to Stockholders for the fiscal year ended December 31, 1996;

  (3) Proxy Statement for the Annual Meeting of Stockholders held April 30,
  1997;

  (4) Current Report on Form 8-K dated January 24, 1997; and

  (5) Current Report on Form 8-K dated April 23, 1997.

  All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Consent Solicitation Statement and prior to the termination of the Consent Solicitation shall be deemed to be incorporated by reference herein.

  Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

  Any person receiving a copy of this Consent Solicitation Statement may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: American Brands, Inc., 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870, Attention: Mr. Louis F. Fernous, Jr., Vice President and Secretary (telephone: (203) 698-5000). To ensure timely delivery of the documents, any request should be made by May 15, 1997.

                                    SUMMARY

  The following summary is not intended to be complete. The summary is qualified by the more detailed information and financial information and notes thereto appearing elsewhere in this Consent Solicitation Statement or incorporated by reference herein. Holders are urged to read such information.

                                  THE COMPANY

  The Company, a Delaware corporation, is an international consumer products holding company with subsidiaries engaged in the manufacture and sale of cigarettes, cigars and smoking tobaccos, principally in the United Kingdom, distilled spirits, various types of hardware and home improvement products, golf and leisure products and office products, supplies and accessories. The Company's principal executive offices are located at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870 (telephone: (203) 698-5000).

                           THE PROPOSED TRANSACTIONS

  On October 8, 1996, the Company announced plans to spin off the international tobacco business presently conducted by the Company's indirect wholly-owned subsidiary, Gallaher Limited, and its subsidiaries (collectively, "Gallaher"). The Company's stockholders approved the spin-off at the Company's Annual Meeting of Stockholders held on April 30, 1997 and following the Annual Meeting, the Board of Directors of the Company set a May 30, 1997 record and payment date for the spin-off subject to the satisfaction of the conditions set forth in the Distribution Agreement (as defined herein) or the waiver thereof. The Company has received a favorable tax ruling from the Internal Revenue Service as to certain U.S. federal income tax consequences of the spin-off. The spin-off will be effected by means of (i) the transfer to Gallaher Group Limited, an English private limited company formed as a wholly-owned subsidiary of the Company (to be reincorporated as a public limited company under the name Gallaher Group Plc prior to the Distribution (as defined herein)) ("New Gallaher"), of all the stock of ATIC Group, Inc., a Delaware corporation and wholly- owned subsidiary of the Company ("ATIC"), which is the immediate parent of Gallaher Limited, and certain other transactions intended to allocate to New Gallaher assets and liabilities relating to the business of New Gallaher (such transfers being referred to collectively as the "Transfers") and (ii) the distribution on a pro rata basis of American Depositary Shares and ordinary shares of New Gallaher, together representing all the outstanding share capital of New Gallaher, to the holders of the outstanding shares of Common Stock, par value $3.125 per share, of the Company (the "Distribution"), upon the terms and subject to the conditions set forth in a Distribution Agreement (the "Distribution Agreement") dated as of May 8, 1997 among the Company, ATIC, New Gallaher and Gallaher Limited.

  In connection with the Distribution, the name of the Company will be changed to Fortune Brands, Inc. ("Fortune Brands") and the financial statements will be restated to show tobacco operations as discontinued operations. Subsidiaries of Fortune Brands will continue to be engaged in the manufacture and sale of home and office products, distilled spirits products and golf products.

  To allocate the overall debt burden of the Company at the time of the Distribution, New Gallaher will distribute to the Company pounds sterling in the range of 925 million. The Company may use the net cash proceeds of approximately $1.25 billion initially to pay down short-term debt.

  Certain pro forma financial information for Fortune Brands is set forth in Annex A hereto.

                                    RATINGS

  On October 9, 1996, Moody's Investors Services affirmed its rating of A2 on the Company's long-term debt. On October 9, 1996, Standard & Poor's Corporation affirmed its rating of A on the Company's senior debt, but revised its rating outlook on the Company to negative from stable.

              THE CONSENT SOLICITATION AND THE PROPOSED AMENDMENTS

  The Company is of the view that the Transfers and the Distribution will not require any action to be taken by the Company or New Gallaher under the Indenture. In order to avoid any doubt, however, the Company is proposing certain modifications to the Indenture to expressly provide that the Transfers and the Distribution and all other transactions described in the Distribution Agreement are permitted by the Indenture and that no other action is required by the Company or New Gallaher as a result of such transactions to comply with the terms and conditions of the Indenture and the Outstanding Securities (as defined therein).

  In the event that the Requisite Consents are received (and not revoked) on or prior to the Expiration Time, the Company will pay to each Holder, upon the terms and subject to the terms and conditions set forth in the Consent Solicitation, the Consent Fee, for each $1,000 principal amount of Securities in respect of which a Consent has been delivered and not revoked on or prior to the Expiration Time, equal to that specified for each series of Securities in the table set forth herein. No accrued interest will be paid on the Consent Fee.

  In the event that the All Series Condition (as defined herein) is not satisfied by the Expiration Time for any series of Securities, the Company may, in its sole discretion and without the need to give any advance notice, (i) waive the All Series Condition and enter into a Supplemental Indenture affecting each series of Securities for which the Requisite Consents have been received and pay Consent Fees to the Holders of such series and (ii) with respect to any other series, terminate, amend or extend the Expiration Time of the Consent Solicitation for such other series of Securities. Alternatively, in the event that the All Series Condition is not satisfied on or prior to the Expiration Time for any series, the Company may extend the Expiration Time for all series of Securities.

  The following is a summary of certain Consent Solicitation provisions:

TITLE OF SECURITIES AND         The title of each series of Securities subject
CONSENT FEE...................  to this Consent Solicitation, the amount of the
                                Consent Fee payable with respect to each series and certain other information relating to such series are set forth in the table below.

                            AGGREGATE                              CONSENT FEE
                            PRINCIPAL                              PER $1,000
                              AMOUNT                                PRINCIPAL
 VOTING CLASS  CUSIP NO.   OUTSTANDING  TITLE OF SERIES              AMOUNT
 ------------ ------------ ------------ ---------------            -----------
 I   (White)   024703 AQ3  $150,000,000 7 1/2% Notes Due 1999         $1.50
 II  (Green)   024703 AL4   100,000,000 9% Notes Due 1999             $1.50
 III (Blue)    024703 AN0   200,000,000 8 1/2% Notes Due 2003         $2.50
                                        8 5/8% Debentures Due
 IV  (Pink)    024703 AP5   150,000,000 2021                          $3.50
                                        7 7/8% Debentures Due
 V   (Grey)    024703 AS9   150,000,000 2023                          $3.50
                                        8.190% Medium-Term Notes
 VI  (Yellow) Certificated    5,000,000 Due September 19, 1997        $1.00
                                        8.190% Medium-Term Notes
 VI  (Yellow)  02470L AY6    23,750,000 Due September 19, 1997        $1.00
                                        8.170% Medium-Term Notes
 VI  (Yellow)  02470L AZ3    15,500,000 Due September 19, 1997        $1.00
                                        8.130% Medium-Term Notes
 VI  (Yellow)  02470L BA7     1,000,000 Due September 24, 1997        $1.00
                                        8.130% Medium-Term Notes
 VI  (Yellow)  02470L BB5     4,000,000 Due September 25, 1997        $1.00
                                        8.830% Medium-Term Notes
 VI  (Yellow) Certificated   10,000,000 Due February 13, 1998         $1.50
                                        8.875% Medium-Term Notes
 VI  (Yellow)  02470L AG5    10,000,000 Due March 16, 1998            $1.50
                                        8.870% Medium-Term Notes
 VI  (Yellow)  02470L AH3    10,000,000 Due March 16, 1998            $1.50
                                        8.820% Medium-Term Notes
 VI  (Yellow)  02470L AJ9    10,000,000 Due March 23, 1998            $1.50
                                        8.800% Medium-Term Notes
 VI  (Yellow) Certificated    5,000,000 Due April 13, 1998            $1.50
                                        8.720% Medium-Term Notes
 VI  (Yellow)  02470L AM2    20,000,000 Due May 15, 1998              $1.50
                                        8.870% Medium-Term Notes
 VI  (Yellow)  02470L AP5    19,000,000 Due August 10, 1998           $1.50
                                        8.750% Medium-Term Notes
 VI  (Yellow)  02470L AQ3     5,000,000 Due August 10, 1998           $1.50
                                        8.650% Medium-Term Notes
 VI  (Yellow)  02470L AT7     1,000,000 Due August 13, 1998           $1.50
                                        8.875% Medium-Term Notes
 VI  (Yellow)  02470L AK6     6,000,000 Due April 23, 2001            $2.00
                                        8.850% Medium-Term Notes
 VI  (Yellow)  02470L AW0     1,000,000 Due August 15, 2001           $2.00
                                        8.850% Medium-Term Notes
 VI  (Yellow)  02470L AU4     2,000,000 Due August 15, 2001           $2.00
                                        8.760% Medium-Term Notes
 VI  (Yellow)  02470L AX8     2,000,000 Due August 21, 2001           $2.00

RECORD DATE.................  5:00 p.m., New York City time, on May 8, 1997.

EXPIRATION TIME.............  Each Consent Solicitation will expire at 5:00
                              p.m., New York City time, on May 22, 1997, unless the Company, in its sole discretion, extends the period of time during which such Consent Solicitation is open, in which case the term "Expiration Time" means, with respect to such Consent Solicitation as so extended, the latest date and time to which such Consent Solicitation is extended.


ELIGIBILITY FOR CONSENT
FEE.........................  Holders of each series of Securities as of the
                              Record Date whose properly executed Consents are received by the Tabulation Agent (and not revoked) on or prior to the Expiration Time will be eligible to receive the Consent Fee if the conditions for payment described herein shall have been satisfied or waived for such series. The Consent Fee will be paid promptly after the Effective Date.


CONDITIONS OF CONSENT
SOLICITATION................  The Consent Solicitation with respect to each series of Securities (including the payment of Consent Fees in respect thereof) is conditioned on (i) there being received (and not revoked), on or prior to the Expiration Time for such series, the Requisite Consents for each series (the "Requisite Consent Condition"), (ii) there being received (and not revoked), on or prior to the Expiration Time, Requisite Consents for each other series of Securities (the "All Series Condition"), (iii) the Distribution having occurred or is simultaneously occurring (the "Distribution Condition"), which is expected to occur on or about May 30, 1997 and (iv) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Amendments, the entering into of any Supplemental Indenture or the payment of any Consent Fee or question the legality or validity thereof (the "General Conditions").

REQUISITE CONSENTS..........  Holders of each series of Securities as of the
                              Record Date must grant (and not revoke) valid Consents in respect of a majority in principal amount of the outstanding Securities of each series of Securities in order to approve the Proposed Amendments with respect to such series of Securities. Holders of Medium-Term Notes vote together as one series. For purposes of the foregoing calculation, Securities held by the Company or any of its affiliates will not be counted as being outstanding.

CONSEQUENCES TO NON-
 CONSENTING HOLDERS.........   If the Proposed Amendments are adopted for any
                               series of Securities, each Holder of Securities of such series and all subsequent Holders of Securities of such series will be bound by the Proposed Amendments whether or not such Holder has delivered a Consent.

CONSENT PROCEDURES..........  Consents must be received by the Tabulation Agent at its address set forth on the back cover of this Consent Solicitation Statement on or prior to the Expiration Time. DTC has authorized its participants who held Securities through DTC as of the Record Date ("DTC Participants") to deliver Consents. Only registered Holders of Securities as of the Record Date or their duly designated proxies, including, for the purposes of the Consent Solicitation, DTC Participants, are eligible to deliver Consents to the Proposed Amendments and receive the Consent Fee. A beneficial owner of an interest in Securities held in an account of a DTC Participant must properly instruct such DTC Participant to deliver a Consent in respect of such Securities. See "The Consent Solicitation--Consent Procedures".

                              The WHITE Consent Letter must be used to execute and deliver Consents for the 7 1/2% Notes Due 1999 (Voting Class I). The GREEN Consent Letter must be used to execute and deliver Consents for the 9% Notes Due 1999 (Voting Class II). The BLUE Consent Letter must be used to execute and deliver Consents for the 8 1/2% Notes Due 2003 (Voting Class III). The PINK Consent Letter must be used to execute and deliver Consents for the 8 5/8% Debentures Due 2021 (Voting Class IV). The GREY Consent Letter must be used to execute and deliver Consents for the 7 7/8% Debentures Due 2023 (Voting Class V). The YELLOW Consent Letter must be used to execute and deliver Consents for Medium-Term Notes (Voting Class VI).

REVOCATION OF CONSENTS......  Revocation of Consents may be made at any time on or prior to 5:00 p.m., New York City time, on May 22, 1997 but only by the Holder of the Securities as of the Record Date. Each Holder, by delivering its Consent, will agree in the applicable Consent Letter that its Consent shall be irrevocable from and after that time, even if the Consent Solicitation for any or all series of Securities shall be extended beyond that time. See "The Consent Solicitation--Revocation of Consents".

SOLICITATION AGENT..........  Morgan Stanley & Co. Incorporated.

INFORMATION AGENT...........  Kissel-Blake Inc.

TABULATION AGENT............  The Chase Manhattan Bank.

FEDERAL INCOME TAX
CONSEQUENCES................  For a discussion of certain United States federal income tax considerations relating to the Consent Solicitation, see "The Consent Solicitation-- Certain Federal Income Tax Consequences".

                                  THE COMPANY

  American Brands, Inc., a Delaware corporation (the "Company" or "American Brands"), is an international consumer products holding company with subsidiaries engaged in the manufacture and sale of cigarettes, cigars and smoking tobaccos, principally in the United Kingdom, distilled spirits, various types of hardware and home improvement products, golf and leisure products and office products, supplies and accessories. The Company's principal executive offices are located at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870 (telephone: (203) 698-5000).

                           THE PROPOSED TRANSACTIONS

  On October 8, 1996, the Company announced plans to spin off the international tobacco business presently conducted by the Company's indirect wholly-owned subsidiary, Gallaher Limited, and its subsidiaries (collectively, "Gallaher"). The Company's stockholders approved the spin-off at the Company's Annual Meeting of Stockholders held on April 30, 1997 and following the Annual Meeting, the Board of Directors of the Company set a May 30, 1997 record and payment date for the spin-off subject to the satisfaction of the conditions set forth in the Distribution Agreement (as defined herein) or the waiver thereof. The Company has received a favorable tax ruling from the Internal Revenue Service as to certain U.S. federal income tax consequences of the spin-off. The spin-off will be effected by means of (i) the transfer to Gallaher Group Limited, an English private limited company formed as a wholly-owned subsidiary of the Company (to be reincorporated as a public limited company under the name Gallaher Group Plc prior to the Distribution (as defined herein)) ("New Gallaher"), of all the stock of ATIC Group, Inc., a Delaware corporation and wholly- owned subsidiary of the Company ("ATIC"), which is the immediate parent of Gallaher Limited, and certain other transactions intended to allocate to New Gallaher assets and liabilities relating to the business of New Gallaher (such transfers being referred to collectively as the "Transfers") and (ii) the distribution on a pro rata basis of American Depositary Shares and ordinary shares of New Gallaher, together representing all the outstanding share capital of New Gallaher, to the holders of the outstanding shares of Common Stock, par value $3.125 per share, of the Company (the "Distribution"), upon the terms and subject to the conditions set forth in a Distribution Agreement (the "Distribution Agreement") dated as of May 8, 1997 among the Company, ATIC, New Gallaher and Gallaher Limited.

  In connection with the Distribution, the name of the Company will be changed to Fortune Brands, Inc. ("Fortune Brands") and the financial statements will be restated to show tobacco operations as discontinued operations. Subsidiaries of Fortune Brands will continue to be engaged in the manufacture and sale of home and office products, distilled spirits products and golf products.

  To allocate the overall debt burden of the Company at the time of the Distribution, New Gallaher will distribute to the Company pounds sterling in the range of 925 million. The Company may use the net cash proceeds of approximately $1.25 billion initially to pay down short-term debt.

  Certain pro forma financial information for Fortune Brands is set forth in Annex A hereto.

                                    RATINGS

  On October 9, 1996, Moody's Investors Services affirmed its rating of A2 on the Company's long-term debt. On October 9, 1996, Standard & Poor's Corporation affirmed its rating of A on the Company's senior debt, but revised its rating outlook on the Company to negative from stable.

                            THE PROPOSED AMENDMENTS

  The following statements are summaries of the substance or general effect of certain provisions of the Indenture and the Proposed Amendments and are qualified in their entirety by reference to the Indenture and Annex B to this Consent Solicitation Statement, which are hereby incorporated by reference herein. Copies of the Indenture are available from the Trustee or the Company upon request.

  The Company is of the view that the Transfers and the Distribution will not require any action to be taken by the Company and New Gallaher under the Indenture. In order to avoid any doubt, however, the Company is proposing certain modifications to the Indenture to expressly provide that the Transfers and the Distribution and all other transactions described in the Distribution Agreement are permitted by the Indenture and that no other action is required by the Company or New Gallaher as a result of such transactions to comply with the terms and conditions of the Indenture and the Outstanding Securities.

  More specifically, the Proposed Amendments would effect the following principal changes: (i) the Indenture would be amended to (a) specifically provide that nothing in the Indenture shall prevent, or place any restrictions or conditions on, the consummation of the transactions described in the Distribution Agreement and (b) specifically allow the Company to consummate such transactions without complying with the covenant in the Indenture that generally provides that the Company may not convey or transfer its properties and assets substantially as an entirety to any person unless, among other things, the person to which such conveyance or transfer is made assumes the obligations of the Company under the Securities and the Indenture and (ii) add certain defined terms used in connection with the foregoing amendments.

  The Proposed Amendments will be embodied in a supplemental indenture to be executed by the Company and the Trustee (the "Supplemental Indenture"). The Supplemental Indenture will become binding in accordance with its terms upon execution, but the Proposed Amendments will only become operative upon the Effective Date. The "Effective Date", which is expected to occur on or about May 30, 1997, is the date on which (i) the Company has received the Requisite Consents with respect to each series of Securities, (ii) the Supplemental Indenture has been duly executed and delivered by all parties thereto and
(iii) the Distribution has occurred or is simultaneously occurring. None of the maturity dates, payment provisions, interest rates, redemption provisions or any other similar terms will be amended as a result of the Proposed Amendments.

  Securities which are currently listed on the New York Stock Exchange will continue to be so listed if the Proposed Amendments are adopted.

  The text of the Supplemental Indenture is set forth in Annex B hereto.

                           THE CONSENT SOLICITATION

GENERAL

  The Company hereby offers, upon the terms and conditions set forth herein and in the applicable Consent Letter for each series of Securities, to pay to each of the Holders of such series of Securities the Consent Fee specified for each such series in the table set forth herein, for each $1,000 principal amount of each series as to which a valid and unrevoked Consent has been given on or prior to the Expiration Time.

  The Company is soliciting Consents to the Proposed Amendments from Holders of each of the Securities as of the Record Date, upon the terms and subject to the conditions set forth in this Consent Solicitation Statement and in the applicable Consent Letter. For the purposes of the Consent Solicitation, there are 23 series of Securities that are divided into six classes. Each series of Securities (other than the Medium-Term Notes) will vote separately as a class. Holders of Medium-Term Notes will vote together as a single class.

  Consents relating to any series of Securities may be revoked at any time prior to 5:00 p.m., New York City time, on May 22, 1997, and shall be irrevocable from and after such time even if the Consent Solicitation for such series or any other series shall be extended beyond that time. If Requisite Consents for Securities of any series are received (and not revoked) on or prior to the Expiration Time for such series (so that such series constitutes an "Approving Series") and the other conditions set forth herein (including the Distribution Condition and the All Series Condition) are satisfied or waived for such series, the Company will, promptly after such Expiration Time, (a) execute a Supplemental Indenture to the Indenture documenting the Proposed Amendments affecting each such series and (b) pay to each Holder of such series of Securities as of the Record Date who has delivered (and not revoked) a valid Consent prior to the Expiration Time the Consent Fee, for each $1,000 in principal amount of such series of Securities in respect of which such Consent has been received by the Tabulation Agent at its address set forth on the back cover of this Consent Solicitation Statement, equal to that specified for such series of Securities in the table set forth herein. A Holder of Securities in respect of which no Consent has been delivered will not be entitled to receive the Consent Fee. The Proposed Amendments will become effective with respect to each Approving Series upon execution of the Supplemental Indenture but the Proposed Amendments will only become operative upon the Effective Date. Thereafter, all current Holders of such series of Securities, including non-consenting Holders, and all subsequent Holders of such series of Securities will be bound by the Proposed Amendments. If the Consent Solicitation is terminated for any reason before the Expiration Time for any or all series of Securities, or conditions thereto are neither satisfied nor waived with respect to any series of Securities, the Consents for such series of Securities will be void, the Supplemental Indenture with respect to such series of Securities will not be executed and the Consent Fee for such series of Securities will not be paid.

  The Consents are being solicited by the Company. All costs of the Consent Solicitation will be paid by the Company. In addition to the use of the mail, Consents may be solicited by officers and other employees of the Company, without additional remuneration, in person, or by telephone or facsimile transmission. The Company has retained Morgan Stanley & Co. Incorporated, as Solicitation Agent, and Kissel-Blake Inc., as Information Agent, to aid in the solicitation of Consents, including soliciting Consents from brokers, dealers, commercial banks, trust companies or other nominees, custodians and fiduciaries.

  No interest will accrue or be paid on the Consent Fee. However, each series of Securities will continue to accrue interest at its stated rate.

  Holders of each series of Securities as of the Record Date whose properly executed Consents are received by the Tabulation Agent (and not revoked) on or prior to the Expiration Time will be eligible to receive the Consent Fee if the conditions for payment described herein shall have been satisfied or waived. Any subsequent transferees of such Holders as of the Record Date and any Holders as of the Record Date who do not timely consent to the Proposed Amendments (and their transferees) will not be eligible to receive the Consent Fee even though the Proposed Amendments relating to each series of Securities, if approved by the Requisite Consents, will be binding on them. The Consent Fee will be paid to the consenting Holders of each series of Securities as of the Record Date promptly after the Effective Date of the Distribution described under "The Proposed Transactions". Beneficial owners of Securities whose Securities are registered, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such broker, dealer, commercial bank, trust company or other nominee promptly and instruct such person, as the Holder of such series of Securities, to execute and then deliver the Consent on behalf of the beneficial owner on or prior to the Expiration Time in order to receive the Consent Fee.

CONSENT FEE

  The title of each of the 23 issuances of Securities subject to the Consent Solicitation, the amount of the Consent Fee payable for each $1,000 in principal amount of Securities with respect to each series of Securities, along with certain other information relating to each series, are set forth in the following table:

                            AGGREGATE                              CONSENT FEE
                            PRINCIPAL                              PER $1,000
    VOTING                    AMOUNT                                PRINCIPAL
    CLASS      CUSIP NO.   OUTSTANDING  TITLE OF SERIES              AMOUNT
 ------------ ------------ ------------ ---------------            -----------
 I   (White)  024703 AQ3   $150,000,000 7 1/2% Notes Due 1999         $1.50
 II  (Green)  024703 AL4    100,000,000 9% Notes Due 1999             $1.50
 III (Blue)   024703 AN0    200,000,000 8 1/2% Notes Due 2003         $2.50
                                        8 5/8% Debentures Due
 IV  (Pink)   024703 AP5    150,000,000 2021                          $3.50
                                        7 7/8% Debentures Due
 V   (Grey)   024703 AS9    150,000,000 2023                          $3.50
                                        8.190% Medium-Term Notes
 VI  (Yellow) Certificated    5,000,000 Due September 19, 1997        $1.00
                                        8.190% Medium-Term Notes
 VI  (Yellow) 02470L AY6     23,750,000 Due September 19, 1997        $1.00
                                        8.170% Medium-Term Notes
 VI  (Yellow) 02470L AZ3     15,500,000 Due September 19, 1997        $1.00
                                        8.130% Medium-Term Notes
 VI  (Yellow) 02470L BA7      1,000,000 Due September 24, 1997        $1.00
                                        8.130% Medium-Term Notes
 VI  (Yellow) 02470L BB5      4,000,000 Due September 25, 1997        $1.00
                                        8.830% Medium-Term Notes
 VI  (Yellow) Certificated   10,000,000 Due February 13, 1998         $1.50
                                        8.875% Medium-Term Notes
 VI  (Yellow) 02470L AG5     10,000,000 Due March 16, 1998            $1.50
                                        8.870% Medium-Term Notes
 VI  (Yellow) 02470L AH3     10,000,000 Due March 16, 1998            $1.50
                                        8.820% Medium-Term Notes
 VI  (Yellow) 02470L AJ9     10,000,000 Due March 23, 1998            $1.50
                                        8.800% Medium-Term Notes
 VI  (Yellow) Certificated    5,000,000 Due April 13, 1998            $1.50
                                        8.720% Medium-Term Notes
 VI  (Yellow) 02470L AM2     20,000,000 Due May 15, 1998              $1.50
                                        8.870% Medium-Term Notes
 VI  (Yellow) 02470L AP5     19,000,000 Due August 10, 1998           $1.50
                                        8.750% Medium-Term Notes
 VI  (Yellow) 02470L AQ3      5,000,000 Due August 10, 1998           $1.50
                                        8.650% Medium-Term Notes
 VI  (Yellow) 02470L AT7      1,000,000 Due August 13, 1998           $1.50
                                        8.875% Medium-Term Notes
 VI  (Yellow) 02470L AK6      6,000,000 Due April 23, 2001            $2.00
                                        8.850% Medium-Term Notes
 VI  (Yellow) 02470L AW0      1,000,000 Due August 15, 2001           $2.00
                                        8.850% Medium-Term Notes
 VI  (Yellow) 02470L AU4      2,000,000 Due August 15, 2001           $2.00
                                        8.760% Medium-Term Notes
 VI  (Yellow) 02470L AX8      2,000,000 Due August 21, 2001           $2.00


REQUISITE CONSENTS

  Holders of each series of Securities as of the Record Date must grant (and not revoke) valid Consents in respect of a majority in principal amount of the outstanding Securities of such series in order to approve the Proposed Amendments with respect to such series. Holders of Medium-Term Notes (e.g., Voting Class VI) vote together as one series. For purposes of the foregoing calculation, Securities held by the Company or any of its affiliates will not be counted as outstanding with respect to the Consent Solicitation. As of the date of the Consent Solicitation Statement, none of the outstanding Securities were held by the Company or any of its affiliates.

  The failure of a Holder of Securities as of the Record Date to deliver a Consent (including any failures resulting from broker non-votes) will have the same effect as if such Holder had not consented to the Proposed Amendments.

EXPIRATION TIME; EXTENSIONS; AMENDMENT

  The term "Expiration Time" with respect to any Consent Solicitation means 5:00 p.m., New York City time, on May 22, 1997, unless the Company, in its sole discretion, extends the period of time during which such Consent Solicitation is open, in which case the term "Expiration Time" means, with respect to such Consent Solicitation as so extended, the latest date and time to which such Consent Solicitation is extended. In order to extend an Expiration Time, the Company will notify the Tabulation Agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Time. Such announcement may state that the Company is extending a Consent Solicitation for a series of Securities for a specified period of time or on a daily basis.

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate any of the Consent Solicitations upon the failure of any of the conditions specified in "Conditions of Consent Solicitation", (ii) waive any of the conditions to any of the Consent Solicitations, (iii) extend the Expiration Time of any of the Consent Solicitations, (iv) amend the terms of any of the Consent Solicitations, including by setting a record date later than the Record Date or (v) modify the form or amount of the consideration to be paid pursuant to any of the Consent Solicitations.

  Without limiting the manner in which the Company may choose to make a public announcement of any extension, amendment or termination of any Consent Solicitation, the Company expects to make any such public announcement through a timely release to the Dow Jones News Service.

CONSENT PROCEDURES

  Only those persons who are Holders as of the Record Date may execute and deliver a Consent. DTC has authorized DTC Participants to deliver a Consent. Accordingly, for the purposes of this Consent Solicitation, the term "Holder" shall be deemed to include DTC Participants who held Securities through DTC as of the Record Date. In order to cause a Consent to be given with respect to Securities held through DTC, such DTC Participant must complete and sign the applicable Consent Letter, and mail or deliver it to the Tabulation Agent at its address or facsimile number set forth on the back cover of this Consent Solicitation Statement and on the Consent Letter pursuant to the procedures set forth herein and therein. A beneficial owner of an interest in a series of Securities held through a DTC Participant as of the Record Date of such series of Securities must complete and sign a letter of instructions and deliver it to such DTC Participant in order to cause a Consent to be given with respect to such Securities.

  Delivering a Consent will not affect a Holder's right to sell or transfer the Securities. All Consents received (and not revoked) on or prior to the Expiration Time will be effective notwithstanding a record transfer of such Securities subsequent to the Record Date, unless the registered Holder of such Securities as of the Record Date revokes such Consent on or prior to 5:00 p.m., New York City time, on May 22, 1997 by following the procedures set forth under "Revocation of Consents" below.

  HOLDERS WHO WISH TO CONSENT AND RECEIVE THE CONSENT FEE SHOULD MAIL, HAND DELIVER OR SEND BY OVERNIGHT COURIER OR FACSIMILE THEIR PROPERLY COMPLETED AND EXECUTED CONSENTS TO THE TABULATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER OF THIS CONSENT SOLICITATION STATEMENT AND IN THE APPLICABLE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENTS SHOULD NOT BE DELIVERED TO THE COMPANY, THE TRUSTEE OR THE SOLICITATION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY IT, THE TRUSTEE OR THE SOLICITATION AGENT.

  HOLDERS OF SECURITIES SHOULD NOT TENDER OR DELIVER SECURITIES AT ANY TIME.

  The WHITE Consent Letter must be used to execute and deliver Consents for the 7 1/2% Notes Due 1999 (Voting Class I). The GREEN Consent Letter must be used to execute and deliver Consents for the 9% Notes Due 1999 (Voting Class
II). The BLUE Consent Letter must be used to execute and deliver Consents for the 8 1/2% Notes Due 2003 (Voting Class III). The PINK Consent Letter must be used to execute and deliver Consents for the 8 5/8% Debentures Due 2021 (Voting Class IV). The GREY Consent Letter must be used to execute and deliver Consents for the 7 7/8% Debentures Due 2023 (Voting Class V). The YELLOW Consent Letter must be used to execute and deliver Consents for Medium-Term Notes (Voting Class VI).

  All Consent Letters that are properly completed, signed and delivered to the Tabulation Agent, and not revoked, on or prior to the Expiration Time will be given effect in accordance with the specifications thereof. Holders who desire to consent to the Proposed Amendments should complete, sign and date the applicable Consent Letter included herewith and mail, deliver, send by overnight courier or facsimile the signed Consent

Letter to the Tabulation Agent at the address or facsimile number listed on the back cover of this Consent Solicitation Statement and on the front page of the applicable Consent Letter, all in accordance with the instructions contained herein and therein. Consents relating to less than the total principal amount of Securities of a Holder must be in integral multiples of $1,000.

  Consent Letters by the Holder(s) of Securities as of the Record Date must be executed in exactly the same manner as such registered Holder(s) name(s) appear(s) on such Securities or as set forth in a DTC security position listing. If Securities to which a Consent relates are held of record by two or more joint holders, all such Holders must sign the Consent Letter. If an applicable Consent Letter is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the applicable Consent Letter appropriate evidence of authority to execute the Consent Letter. In addition, if a Consent relates to less than the total principal amount of Securities registered in the name of such Holder, the Holder must list the serial numbers (if held in certificated form) or the CUSIP numbers (if held through DTC) and principal amount of the Securities registered in the name of such Holder to which the Consent relates. If Securities are registered in different names, separate Consent Letters must be executed covering each form of registration. Holders of more than one series of Securities must deliver the applicable Consent Letter for each such series of Securities.

  IF NO PRINCIPAL AMOUNT OF SECURITIES AS TO WHICH A CONSENT IS DELIVERED IS SPECIFIED, BUT THE CONSENT IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE HOLDER WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE ENTIRE AGGREGATE PRINCIPAL AMOUNT OF SUCH SERIES OF SECURITIES WHICH SUCH HOLDER HOLDS, WHETHER IN CERTIFICATED FORM OR THROUGH DTC.

  The registered ownership of a Security as of the Record Date shall be provided by the Trustee, as registrar of the Securities. The ownership of Securities held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date.

  All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and of ownership in the case of Securities not held through DTC. The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company or its counsel, be unlawful. The Company also reserves the right, subject to such final review as the Trustee prescribes for proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines. None of the Company or any of its affiliates, the Solicitation Agent, the Information Agent, the Tabulation Agent, the Trustee, or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any defects or irregularities therein have been cured or waived. The Company's interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

REVOCATION OF CONSENTS

  Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Securities to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

  Each Holder of Securities as of the Record Date who delivers a Consent pursuant to the Consent Solicitation will agree in the Consent Letter that it will not revoke its Consent after 5:00 p.m., New York City time, on May 22, 1997 and that until such time such Holder will not revoke its Consent except in accordance with the conditions and procedures for revocation of Consents provided below.

  Prior to 5:00 p.m., New York City time, on May 22, 1997, any Holder as of the Record Date may revoke any Consent given as to its Securities or any portion of such Securities (in integral multiples of $1,000). A Consent shall be irrevocable from and after 5:00 p.m., New York City time, on May 22, 1997. A Holder desiring to revoke a Consent must, prior to that time, deliver to the Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement and on the front page of the applicable Consent Letter a written revocation of such Consent containing the name of such Holder, the certificate numbers (if held in certificated form) or the CUSIP numbers (if held through DTC) of the Securities to which such revocation relates, and the principal amount of the Securities to which such revocation relates. Revocations of Consent Letters shall be effective upon receipt by the Tabulation Agent.

  The revocation must be executed by such Holder in the same manner as the Holder's name appears on the Consent to which the revocation relates. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A Holder may revoke a Consent only if such revocation complies with the provisions of this Consent Solicitation. Only a Holder of Securities as of the Record Date is entitled to revoke a Consent previously given. A beneficial owner of an interest in a series of Securities held through a DTC Participant as of the Record Date of such series of Securities must instruct such DTC Participant to revoke any Consent already given with respect to such series of Securities. A revocation that is not received by the Tabulation Agent in a timely fashion and accepted by the Company as a valid revocation will not be effective to revoke a Consent previously given.

  A REVOCATION OF A CONSENT LETTER MAY BE RESCINDED ONLY BY THE EXECUTION AND DELIVERY OF A NEW CONSENT LETTER. A HOLDER WHO HAS DELIVERED A REVOCATION MAY THEREAFTER DELIVER A NEW CONSENT LETTER BY FOLLOWING THE ABOVE PROCEDURES AT ANY TIME ON OR PRIOR TO THE EXPIRATION TIME.

  The Company reserves the right to contest the validity of any revocation and all questions as to validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding, subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership in the case of Securities not held through DTC. None of the Company or any of its affiliates, the Solicitation Agent, the Information Agent, the Tabulation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

CONDITIONS OF CONSENT SOLICITATION

  The Consent Solicitation with respect to each series of Securities (including the payment of Consent Fees in respect thereof) is conditioned on
(i) the Requisite Consent Condition, (ii) the All Series Condition, (iii) the Distribution Condition and (iv) the General Conditions.

  In the event that the All Series Condition is not satisfied by the Expiration Time for any series of Securities, the Company may, in its sole discretion and without the need to give any advance notice, (i) waive the All Series Condition and enter into a Supplemental Indenture affecting each series of Securities for which the Requisite Consents have been received and pay Consent Fees to the Holders of such series and (ii) with respect to any other series, terminate, amend or extend the Expiration Time of the Consent Solicitation for such other series. Alternatively, in the event that the All Series Condition is not satisfied by the Expiration Time for any series, the Company may extend the Expiration Time for all series of Securities.

  The "General Conditions" shall mean the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would make unlawful or invalid or enjoin the implementation of the Proposed Amendments, the entering into of any Supplemental Indenture or the payment of any Consent Fee or question the legality or validity thereof.

  The Consent Solicitation with respect to each series of Securities may be abandoned or terminated by the Company at any time on or prior to the Expiration Time therefor, for any reason, in which case Consents with respect to such series will be voided and no Consent Fee with respect to such series will be paid. In addition, in the event that the Company does not consummate the Distribution on or before June 30, 1997, the operative provisions of the Supplemental Indenture will not become effective, no Consent Fee will be paid and the Indenture will remain in full force and effect as if such Consents had never been furnished. Each of the conditions to the Consent Solicitation set forth in this Consent Solicitation Statement are for the sole benefit of the Company and may be waived by the Company with respect to any or all series of Securities at any time.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the material U.S. federal income tax consequences of the Proposed Amendments and the receipt of the Consent Fee to beneficial owners of Securities ("Beneficial Owners") and is for general information only. It is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular Beneficial Owners in light of their individual circumstances or to certain types of Beneficial Owners subject to special treatment under the Code (for example, insurance companies, tax-exempt organizations, financial institutions, brokers or dealers in securities, foreign corporations, non-resident alien individuals and certain U.S. expatriates), nor does it discuss any aspect of state, local or foreign taxation or estate and gift tax considerations. The discussion assumes that the Securities are held as capital assets (as defined in the Code) by the initial Beneficial Owners thereof.

  Under general principles of tax law, the modification of a debt instrument creates a deemed exchange (upon which gain or loss is realized) if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. The United States Supreme Court, in Cottage Savings Association v. Commissioner, has held that properties are different to a material extent "so long as their respective possessors enjoy legal entitlements that are different in kind or extent."

  The Department of the Treasury issued final regulations on June 25, 1996 (the "Regulations") which specifically address the modification of debt instruments. Under the Regulations, the modification of a debt instrument is a "significant" modification (i.e., upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered is "economically significant." However, a modification that releases, substitutes, adds or otherwise alters the collateral for a recourse debt instrument is not a significant modification unless such modification results in a change in payment expectations because of a "substantial" impairment or enhancement of the obligor's ability to meet the payment obligations under the debt instrument. In addition, a change in the yield of a debt instrument is a significant modification under the Regulations if the yield of the modified instrument (determined taking into account any payments made to the issuer or holder as consideration for the modification) varies from the yield on the unmodified instrument (determined as of the date of the modification) by more than the greater of 1/4 of one percent (25 basis points) or five percent of the annual yield of the unmodified instrument.

  The Company intends to take the position that the Proposed Amendments will not cause a significant modification of the terms of the Securities, and therefore will not result in a deemed exchange of the Securities for U.S. federal income tax purposes, because the Company believes that (i) the modifications of the debt instrument are not economically significant based on all the facts and circumstances; (ii) the modifications should not result in a change in payment expectations as a result of a substantial change in the obligor's ability to meet its obligations; and (iii) taking into account the Consent Fees paid to the Beneficial Owners as consideration for the modification, any change in the yield is not significant under the Regulations. Under this position, the Proposed Amendments should not result in any U.S. federal income tax consequences to a Beneficial Owner of Securities. In addition, even if the modifications were significant under the Regulations, with respect to the 8 1/2%

Notes, the 7 7/8% Debentures and the 8 5/8% Debentures, the Proposed Amendments should not in any event result in any U.S. federal income tax consequences to a Beneficial Owner of such Securities, because the transaction would result in a deemed exchange of securities with a maturity of five or more years and therefore should be treated as a tax-free recapitalization for U.S. federal income tax purposes. On the other hand, if the modifications were significant under the Regulations, the deemed exchange of all other series of Securities (other than the 8 1/2% Notes, the 7 7/8% Debentures and the 8 5/8% Debentures) would not be treated as a tax-free recapitalization, and a Beneficial Owner of such Securities would be subject to the U.S. federal income tax consequences summarized below.

  The tax consequences of a Beneficial Owner's receipt of a Consent Fee is unclear. The Company intends to treat Consent Fees received by Beneficial Owners as a separate payment in the nature of a fee paid for a Beneficial Owner's Consent. Accordingly, Beneficial Owners would recognize ordinary income in the amount of the Consent Fee received. There can be no assurance, however, that the Internal Revenue Service will not treat the receipt of a Consent Fee as a payment on the Securities. In that case, a Beneficial Owner's receipt of a Consent Fee would constitute a return of capital that would not be taxed currently to the extent of the Beneficial Owner's tax basis in the Securities, and capital gain to the extent the amount of the payment exceeds the Beneficial Owner's tax basis in the Securities.

  Beneficial Owners of Securities should note that no ruling has been requested from the U.S. Internal Revenue Service regarding the tax consequences of the Proposed Amendments. No assurance can be given that the positions intended to be taken by the Company described above will be accepted by the U.S. Internal Revenue Service.

  If an exchange were deemed to occur under general principles of tax law or under the standards set forth in the Regulations, and if the deemed exchange did not constitute a tax-free recapitalization as described above, then the Securities would be deemed exchanged for new securities (the "New Securities"), and a Beneficial Owner generally would recognize gain or loss in an amount equal to the difference between the issue price of the New Securities (generally, their fair market value on the date of the deemed exchange) and the Beneficial Owner's adjusted tax basis in the Securities deemed exchanged therefor. If, as a result of such deemed exchange, such New Securities are treated as issued at an original issue discount (i.e., if the stated redemption price at maturity of the New Securities exceeds the fair market value of the Securities exchanged therefor by more than 0.25% of such New Securities' stated redemption price at maturity times the number of complete years to maturity of the New Securities), Beneficial Owners thereof will be required to include such discount in income as it accrues, in advance of the receipt of cash attributable to such income. If the fair market value of the Securities deemed exchanged exceeds the stated redemption price at maturity of the New Securities received, a Beneficial Owner generally may elect to amortize such premium.

  Although the tax consequences of a Beneficial Owner's receipt of a Consent Fee is unclear, United States Federal withholding tax will be withheld from a Consent Fee paid to a Beneficial Owner that is not a United States person within the meaning of the Code (a "non-United States holder") at a 30% rate unless (i) such non-United States holder is engaged in the conduct of a trade or business in the United States to which the receipt of the Consent Fee is effectively connected and provides a properly executed IRS Form 4224 or (ii) a tax treaty between the United States and the country of residence of the non-United States holder eliminates or reduces the withholding on "other income" and such non-United States holder provides a properly executed IRS Form 1001.

  Under Federal income tax law, in certain circumstances a Beneficial Owner of Securities may be subject to backup withholding at the rate of 31% with respect to a Consent Fee, unless such Beneficial Owner (i) is a corporation or is otherwise exempt and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number in the manner prescribed.

  THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. BENEFICIAL OWNERS OF SECURITIES ARE URGED TO CONSULT WITH THEIR OWN

TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE PROPOSED AMENDMENTS, INCLUDING THE APPLICABILITY OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

SOLICITATION AGENT, INFORMATION AGENT AND TABULATION AGENT

  The Company has retained Morgan Stanley & Co. Incorporated ("Morgan Stanley") as Solicitation Agent in connection with the Consent Solicitation. Morgan Stanley will solicit Consents and will receive reimbursement for reasonable out-of-pocket expenses and, pursuant to an agreement with the Company, will receive a fee for its services as financial advisor. The Company has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under the securities laws in connection with the Consent Solicitation.

  The Company has retained Kissel-Blake Inc. as Information Agent in connection with the Consent Solicitation. The Information Agent will solicit Consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses.

  The Company has retained The Chase Manhattan Bank as Tabulation Agent in connection with the Consent Solicitation. The Tabulation Agent will be responsible for collecting and tabulating Consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses. In addition to acting as trustee under the Indenture, The Chase Manhattan Bank has extended loans to the Company and provides certain other financial services to the Company and its subsidiaries.

  Requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the forms of Consent Letters may be directed to the Information Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

MISCELLANEOUS

  The Consent Solicitation is being made to all Holders. The Company is not aware of any state or local jurisdiction where the making of the Consent Solicitation is prohibited by administrative or judicial action pursuant to a state or local statute. If the Company becomes aware of any state or local jurisdiction where the making of the Consent Solicitation is so prohibited, the Company will make a good faith effort to comply with any such statute. If, after such effort, the Company cannot comply with such statute, the Consent Solicitation will not be made to (nor will Consent Letters be accepted from or on behalf of) the Holders of Securities in such state or local jurisdiction.

                                                      AMERICAN BRANDS, INC.

                                                                        ANNEX A

                             FORTUNE BRANDS, INC.
            SUMMARY PRO FORMA CONDENSED FINANCIAL DATA (UNAUDITED)

  The following table presents summary pro forma condensed financial data for Fortune Brands for the three-month periods ended March 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1996. The summary pro forma condensed financial data presented assumes consummation of the Transfers and the Distribution as of the beginning of each of the periods presented for operating data. In addition, the following summary pro forma condensed financial data reflects the results of The American Tobacco Company, which was sold in December 1994, as a discontinued operation for all periods prior to the date of sale.

  The summary pro forma condensed financial data of Fortune Brands does not purport to represent what the results of operations of Fortune Brands would actually have been if the Transfers and the Distribution had in fact been consummated on such dates or to project the results of operations as of any future period, and should be read in conjunction with, and is qualified by, information set forth under "Fortune Brands, Inc. Pro Forma Condensed Financial Statements" and Notes thereto and under "Fortune Brands, Inc. Management's Discussion and Analysis of Pro Forma Results of Operations and Financial Condition" contained in the Proxy Statement for the Annual Meeting of Stockholders of the Company held on April 30, 1997, with the Company's Consolidated Financial Statements and Notes thereto for the fiscal year ended December 31, 1996 contained in the Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1996, and with the Company's Consolidated Financial Statements and Fortune Brands pro forma financial information, and notes thereto, for the quarterly period ended March 31, 1997 contained in the Company's Current Report on Form 8-K dated April 23, 1997, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

  The summary pro forma condensed financial data does not reflect the use of the $1.25 billion net cash proceeds to be received from New Gallaher and any resulting reduction in interest expense that may occur.

                                   THREE MONTHS
                                  ENDED MARCH 31,   YEAR ENDED DECEMBER 31,
                                 ----------------- --------------------------
                                   1997     1996     1996     1995     1994
                                 -------- -------- -------- -------- --------
                                                (IN MILLIONS)
OPERATING DATA
Net sales
  Ongoing operations............ $1,105.1 $1,055.1 $4,717.7 $4,380.8 $4,095.6
  Other businesses..............      --       --       --     547.3  1,281.4
                                 -------- -------- -------- -------- --------
                                 $1,105.1 $1,055.1 $4,717.7 $4,928.1 $5,377.0
                                 ======== ======== ======== ======== ========
Operating income (i)
  Ongoing operations............ $  125.9 $  125.2 $  597.1 $  535.5 $  545.5
  Other businesses..............      --       --       --       3.4     (1.8)
                                 -------- -------- -------- -------- --------
                                 $  125.9 $  125.2 $  597.1 $  538.9 $  543.7
                                 ======== ======== ======== ======== ========
Income (loss) from continuing
 operations
  Ongoing operations............ $   35.0 $   31.8 $  181.7 $  170.2 $  167.0
  Other businesses (ii).........      --       --       --      15.7   (245.8)
                                 -------- -------- -------- -------- --------
                                 $   35.0 $   31.8 $  181.7 $  185.9 $  (78.8)
                                 ======== ======== ======== ======== ========
OTHER DATA
EBITDA (iii).................... $  169.6 $  159.2 $  743.4 $  718.0 $  458.5
EBITDA as adjusted (iv).........    169.6    159.2    743.4    698.0    703.5

--------
(i) Operating income represents net sales less all costs and expenses excluding corporate administrative expenses, interest and related expenses and other (income) expenses, net.

(ii) Income (loss) from continuing operations in 1994 includes a $241.3 million ($245 million before taxes) loss on disposal of businesses. Income (loss) from continuing operations in 1995 includes a $20 million (no taxes required) reversal of the loss provision.
(iii) EBITDA is defined as income (loss) from continuing operations before interest expense, income taxes and depreciation and amortization. Management believes that EBITDA is a measure commonly used by analysts and investors. Accordingly, this information has been presented to permit a more complete analysis of Fortune Brands' performance. EBITDA should not be considered a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles as a measure of the profitability or liquidity of Fortune Brands.
(iv) EBITDA as adjusted excludes the 1994 loss ($245 million) and 1995 reversal ($20 million), as discussed in (ii) above.

       PRO FORMA ADJUSTED RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)

                                          THREE MONTHS   YEAR ENDED DECEMBER 31,
                                         ENDED MARCH 31, -----------------------
                                              1997        1996    1995    1994
                                         --------------- ------- ------- -------
Pro forma adjusted ratio of earnings to
 fixed charges (i).....................       3.83          3.92    4.84    3.37

  The pro forma adjusted ratio of earnings to fixed charges restates the Company's historical ratio to eliminate the results of operations of The American Tobacco Company (including the gain on its sale) and New Gallaher, including an allocation of interest expense for each, and assumes the $1.25 billion net cash proceeds to be received from New Gallaher were received on January 1, 1994 and used for a possible 10 million share purchase of Fortune Brands Common stock and the repayment of debt. The ratio for 1994 excludes a $245 million loss on disposal of businesses. The ultimate use of proceeds may differ from that described above.
--------
(i) The pro forma historical ratios of earnings to fixed charges for the three months ended March 31, 1997 and the years ended December 31, 1996, 1995 and 1994 were 2.66, 2.81, 3.23 and 1.22, respectively, assuming discontinued operations treatment for the historical results of operations of The American Tobacco Company (including the gain on its sale) and New Gallaher, including an allocation of interest expense for each. The pro forma historical ratio of earnings to fixed charges for 1994 includes a $245 million loss on disposal of businesses.

                     PRO FORMA CAPITALIZATION (UNAUDITED)
                                 (IN MILLIONS)

  The following table sets forth, as of March 31, 1997, the historical capitalization of American Brands and the pro forma capitalization of Fortune Brands after giving effect to the Distribution. The table below does not reflect the use of the estimated $1.25 billion net cash proceeds to be received from New Gallaher, which may initially be used to reduce debt.

                       AMERICAN GALLAHER    INTERCOMPANY    PRO FORMA
                        BRANDS  TOBACCO   RECLASSIFICATION ADJUSTMENTS
                         (I)      (II)         (III)          (IV)     PRO FORMA
                       -------- --------  ---------------- ----------- ---------
Short-term debt....... $1,456.6 $(161.6)      $(251.3)                 $1,043.7
Long-term debt........  1,452.4                                         1,452.4
Stockholders' equity..  3,750.7                              $483.0     4,233.7
                       -------- -------       -------        ------    --------
Total capitalization.. $6,659.7 $(161.6)      $(251.3)       $483.0    $6,729.8
                       ======== =======       =======        ======    ========

BASIS OF PRESENTATION

  On October 8, 1996, American Brands announced the Distribution. Completion of the Distribution is expected to occur on or about May 30, 1997. In connection with the spin-off, the financial statements will be restated to show tobacco operations (Gallaher Tobacco and The American Tobacco Company) as discontinued operations. Following the transaction, American Brands' stockholders will own shares in two publicly-traded companies-- Fortune Brands and New Gallaher.

  THE FOLLOWING IS A SUMMARY OF THE ADJUSTMENTS:

  (I)   AMERICAN BRANDS
        Represents the historical consolidated capitalization.

  (II)  GALLAHER TOBACCO
        Eliminates the accounts of New Gallaher.

  (III) INTERCOMPANY RECLASSIFICATION
        Reclassifies American Brands' net intercompany receivable from Gallaher Tobacco as of March 31, 1997 as a decrease in short-term debt.

  (IV)  PRO FORMA ADJUSTMENTS
        Reflects the estimated $1.25 billion net cash proceeds to be received from New Gallaher, and eliminates the net assets of Gallaher Tobacco and records the difference as an adjustment to Stockholders' equity.

                                                                        ANNEX B

                     FORM OF THIRD SUPPLEMENTAL INDENTURE

  THIRD SUPPLEMENTAL INDENTURE dated as of       , 1997 between AMERICAN
BRANDS, INC., a Delaware corporation (hereinafter called the "Company") having its principal office at 1700 East Putnam Avenue, Old Greenwich, Connecticut 06870, and THE CHASE MANHATTAN BANK, a New York banking corporation (formerly known as Chemical Bank, as successor by merger to Manufacturers Hanover Trust Company), as trustee (hereinafter called the "Trustee") having its principal corporate trust office in the Borough of Manhattan, The City of New York.

  WHEREAS, the Company and the Trustee have entered into an Indenture dated as of July 15, 1988, a First Supplemental Indenture dated as of November 14, 1990 and a Second Supplemental Indenture dated as of September 1, 1991, which Indenture, as amended by such First Supplemental Indenture and such Second Supplemental Indenture (hereinafter collectively, the "Indenture"), provides for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company in one or more series (hereinafter called the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms thereof; and

  WHEREAS, Section 9.02 of the Indenture provides that with the consent of the Holders (as defined in Section 1.01 thereof) of not less than a majority in principal amount of the Outstanding Securities (as defined in Section 1.01 of the Indenture) of each series affected thereby (or such greater percentage in such principal amount as may be specified with respect to the Securities of such series pursuant to Section 3.01 of the Indenture), by Act (as defined in
Section 1.01 of the Indenture) of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution (as defined in Section 1.01 of the Indenture), and the Trustee may enter into an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture, subject to certain conditions; and

  WHEREAS, the Company has requested the Trustee to enter into this Third Supplemental Indenture; and

  WHEREAS, the Company desires to (i) amend Sections 1.01, 8.01 and 8.02 of the Indenture and (ii) add a Section 8.04 to the Indenture; and

  WHEREAS, all things necessary to make this Third Supplemental Indenture a valid indenture supplemental to the Indenture have been done;

  NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

  For and in consideration of the premises, it is hereby mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                          AMENDMENT OF THE INDENTURE

  A. Definitions. (1) The following definition shall be added to Section 1.01 of the Indenture immediately following the definition of the term "Depositary" set forth therein:

     "Distribution Agreement' means the Distribution Agreement dated as of May 8, 1997 among the Company, ATIC Group, Inc., Gallaher Group Limited and Gallaher Limited, as the same may be amended, modified or supplemented from time to time."

  (2) The following definition shall be added to Section 1.01 of the Indenture immediately following the definition of the term "Exchange Date" set forth therein:

     "Excluded Conveyance' means any transaction described in the Distribution Agreement."

  B. Company May Consolidate, etc., Only on Certain Terms. Section 8.01 of the Indenture shall be deleted in its entirety and replaced with the following:

    "The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless

    (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all Securities of all series and the performance of every covenant of this Indenture on the part of the Company to be performed or observed; provided, however, that any Person that acquires such properties and assets in an Excluded Conveyance shall not be required to assume any payment on the Securities or performance or observance of any covenants or conditions of this Indenture;

    (2) immediately after giving effect to such transaction, no Event of Default in respect of the Securities of any series, and no event which, after notice or lapse of time, or both, would become an Event of Default in respect of the Securities of any series, shall have happened and be continuing; provided, however, that an Excluded Conveyance shall not result in an Event of Default, or an event which, after notice or lapse of time, or both, would become an Event of Default, in respect of the Securities of any series;

    (3) with respect to Securities of any series that, in connection with their original issuance, were offered for sale outside the United States, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall have agreed, by an indenture supplemental hereto, to indemnify the individuals liable therefor for the amount of United States federal estate tax attributable to or paid in respect of any such Securities includable in the gross estate of an individual who is not a citizen or resident of the United States at the time of death; provided, however, that any Person that acquires such properties and assets in an Excluded Conveyance shall not be required to indemnify any individual liable therefor for the amount of United States federal estate tax attributable to or paid in respect of any such Securities includable in the gross estate of an individual who is not a citizen or resident of the United States at the time of death; and

    (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such indenture supplemental hereto comply with the Article and that all conditions precedent herein provided for relating to such transaction have been complied with."

  C. Successor Corporation Substituted. Section 8.02 of the Indenture shall be deleted in its entirety and replaced with the following:

    "Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer (other than an Excluded Conveyance) is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such conveyance or transfer (other than a transfer by way of lease) the predecessor company shall be discharged from all obligations and covenants under this Indenture, the Securities and any Coupons and may be liquidated and dissolved."

  D. Permitted Dispositions. The following Section 8.04 shall be added to the Indenture immediately following Section 8.03 thereof:

"Section 8.04. Permitted Dispositions.

  Notwithstanding anything in this Indenture to the contrary, nothing contained in this Indenture or in any of the Securities shall be deemed to prevent, or place any restrictions or conditions on, the consummation by the Company or any of its Subsidiaries of any of the transactions described in the Distribution Agreement. Without limiting the generality of the foregoing, the Company may sell, lease, transfer or otherwise dispose of any of its property or assets in connection with the transactions described in the Distribution Agreement and the corporation or corporations or other person or persons to which such sale, lease, transfer or other disposition is made shall not be required to assume any obligations under this Indenture or under the Securities."

                                  ARTICLE II

                                 MISCELLANEOUS

  A. Effectiveness. Notwithstanding anything contained in this Third Supplemental Indenture to the contrary, none of the provisions of Article I hereof will become effective or be of any force or effect until the Effective Date (as defined below) has occurred.

  B. Effective Date. For purposes of this Third Supplemental Indenture, the "Effective Date" means the date on which the later of the following events occurs: (i) this Third Supplemental Indenture has been duly executed and delivered by the parties hereto and (ii) the Distribution, as defined in the Distribution Agreement, shall have occurred or be simultaneously occurring.

  C. Execution of Third Supplemental Indenture. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Third Supplemental Indenture forms a part thereof. The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.

  D. Responsibility for Recitals, etc. The recitals herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

  E. Provisions Binding on Company's Successors. All the covenants and agreements in this Third Supplemental Indenture by the Company shall bind its successors and assigns whether so expressed or not.

  F. Governing Law. This Third Supplemental Indenture shall be governed and construed in accordance with the laws governing the Indenture and its construction.

  G. Execution and Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                          American Brands, Inc.

[corporate seal]                          By __________________________________
                                            Name:
                                            Title:

Attest:

_____________________________________
Name:
Title:

                                           The Chase Manhattan Bank, Trustee

[corporate seal]
                                          By __________________________________
                                            Name:
                                            Title:

Attest:

_____________________________________
Name:
Title:

 Any questions regarding the terms of the Consent Solicitation may be directed to the Solicitation Agent.

             The Solicitation Agent for the Consent Solicitation is

                              MORGAN STANLEY & CO.
                                  Incorporated

                           Liability Management Group
                          1585 Broadway, Second Floor
                            New York, New York 10036
                         Call Toll-Free: (800) 624-1808

  Requests for assistance or additional copies of this Consent Solicitation Statement and the Consent Letters may be directed to the Information Agent.

             The Information Agent for the Consent Solicitation is

                           [LOGO] KISSEL BLAKE INC.
                                110 Wall Street
                            New York, New York 10005

     Banks and Brokers call collect            All others call Toll Free
             (212) 344-6733                          (800) 554-7733


              The Tabulation Agent for the Consent Solicitation is

                            The Chase Manhattan Bank

         By Mail:          By Overnight Delivery:          By Hand:



 The Chase Manhattan Bank The Chase Manhattan Bank The Chase Manhattan Bank
 c/o Texas Commerce Bank  c/o Texas Commerce Bank      Corporate Trust
 Corporate Trust Services Corporate Trust Services    Securities Window
     P.O. Box 219052       1201 Main Street, 18th      55 Water Street
 Dallas, Texas 75221-9052          Floor           Room 234, North Building
    Attn: Frank Ivins       Dallas, Texas 75202    New York, New York 10041
 Personal & Confidential     Attn: Frank Ivins
                          Personal & Confidential

                                By Facsimile
                               Transmission:

                               (214) 672-5746
                               (214) 672-5690
                            Confirm by Telephone
                               (214) 672-5678